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                                                                EXHIBIT 10.19
                              OEM SUPPLY AGREEMENT


         This OEM SUPPLY AGREEMENT (the "Agreement") is made and entered into as of June 2, 1995 (the "Effective Date"), by and between O'GARA SATELLITE NETWORKS, LTD. ("OSN"), an Irish corporation at P. O. Box 253, Bordage House, Le Bordage, St. Peters Port, Guernsey, Channel Islands, and MAGELLAN CORPORATION ("Magellan"), a Delaware corporation with offices at 960 Overland Court, San Dimas, California. OSN and Magellan may be collectively referred to herein as the "Parties."

WHEREAS, OSN and Magellan have previously entered into a Letter of Intent agreement (the "LOI"), setting forth certain terms for an agreement under which OSN would supply to Magellan, and Magellan would purchase for resale, certain electronic equipment products described herein, which are capable of supporting voice, data and other information communications via satellite; and

         WHEREAS, OSN and Magellan desire to supersede the LOI and enter into an agreement under which OSN will supply the Products, and any related Compact-M Inmarsat-M products developed by OSN, to Magellan on an exclusive basis with specified exclusions and restrictions, and Magellan will purchase the Products from OSN and re-sell them to third party distributors and to end-users through a network of sales representatives;

         NOW, THEREFORE, the Parties hereby agree as follows:

         1.       DEFINITIONS

                  1.1 "Commercial Services" means such tariffed communications services relating to usage of Products as OSN may develop from time to time and offer to distributors or end-users of Products, including without limitation billing services, accounting authority, prepaid or discounted Product usage credits, credit card services for Product usage, and commissioning.

                  1.2 "Manufacturing Site" means the site of the third party manufacturer for OSN which shall manufacture parts of the Products, located at Rockville, Maryland.

                  1.3 "Minutes" means a pre-paid plan or package allowing an end-user of a Product a certain amount of usage of the Product without further charges accruing.

                  1.4 "OSN-U.S." means the United States affiliate of OSN, with a main office at 1 Brandywine Drive, Deer Park, New York 11729.

                  1.5 "Other Products" means all Inmarsat-M communications products (excluding the Products) or equipment designed for use on land and developed by or on behalf of OSN during the term of this Agreement, including Mini-M products.


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                  1.6 "Product" or "Products" means the Compact-M Basic Unit and
Compact-M optional items of the portable Inmarsat-M electronic communications products of OSN described in Exhibit A attached hereto.

                  1.7 "Restricted Markets" means end-users (a) resident in and purchasing the Products for use in the countries listed on the attached Exhibit D or (b) who are units of or members of the United States Army, Navy, Air Force and Marines Corps.

                  1.8 "Specifications" means the complete written specifications for the Products ordered by Magellan hereunder, which shall be attached hereto as part of Exhibit A.

         2.       EXCLUSIVE DISTRIBUTION ENGAGEMENT

                  2.1 APPOINTMENT. OSN hereby appoints Magellan as OSN's exclusive distributor of the Products, for re-sale, either directly or indirectly through other distributors, to end-users throughout the world, except for the Restricted Markets.

                  2.2 RESTRICTED MARKETS. OSN reserves the right to sell, or to engage other distributors to sell, Products to end-users in the Restricted Markets. Magellan may sell, directly or through distributors, Products on a non-exclusive basis to end-users in the countries of the Restricted Markets included on List A of Exhibit D. With respect to the countries of the Restricted Markets included on List B of Exhibit D, Magellan may sell Products to end-users in such countries directly or through distributors, on a non-exclusive basis only if Magellan obtains OSN's prior written consent. Magellan agrees that, unless it obtains OSN's prior written consent, it shall not, and it shall use reasonable efforts to require that its distributors not, sell any Products to end-users in the Restricted Markets included on List B of Exhibit D.

                  2.3 MAGELLAN EXCLUSIVITY. OSN agrees that it shall not sell, and it shall use reasonable efforts to prevent others from selling, any Products to any end-users outside of the Restricted Markets. OSN agrees that, in the event after the date OSN delivers to Magellan the first initial production units of the Products OSN or any of its affiliates produces and sells or markets a satcom product that is directly competitive with any of the Products, then Magellan may include such competitive product as a "Product" under the terms of this Agreement and may substitute such product in place of the purchase of Products pursuant-to existing Magellan purchase orders under Section 3.1.

                  2.4 INFORMATION REGARDING PRODUCTS. In connection with the sales of the Products by Magellan, OSN shall not be responsible for any representation or warranty to the end-users made by Magellan with respect to the Products other than the Warranty as set forth in Article 8. Magellan will have noauthority to bind or obligate OSN to the end-users except as to the Warranty set forth in Article 8.


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         3.       PURCHASE OF PRODUCTS

                  3.1 ORDER AND SUPPLY. OSN agrees to supply to Magellan, and Magellan agrees to purchase from OSN, Magellan's requirements of Products, under the terms of this Agreement, for resale as contemplated hereunder. Ordering and purchases of Products shall be by purchase orders submitted by Magellan. Purchase orders for Products shall include such information as reasonably required by OSN to commence filling the order, including: (a) identity of the Product; (b) quantity ordered; (c) unit price; (d) requested date of delivery (F.O.B. OSN-U.S. or the Manufacturing Site); and (e) any shipping instructions. In the event of any inconsistency or conflict between the terms and conditions specified in such purchase orders and the terms of this Agreement, the terms of this Agreement shall control.

                  3.2 INITIAL ORDER. Within fifteen (15) days of the Effective Date, Magellan will issue an initial, irrevocable and non-cancelable purchase order for the purchase of four thousand (4,000) units of the Compact-M Basic Unit. OSN agrees to supply such ordered Products in such quantities and on firm delivery dates in accordance with the schedule in Exhibit B (the "Delivery Schedule"), as such schedule may be amended in accordance with Section 6.1. The price for such purchases is as set forth below in Section 4.1.

                  3.3 ORDER OF RELATED ITEMS. Magellan may also purchase from OSN pursuant to purchase orders, and OSN agrees to sell to Magellan, spare parts and optional items for the Products, and contracts for Commercial Services and Minutes (which Magellan may resell to end-users of the Products).

         4.  PAYMENTS AND PURCHASE PRICES

                  4.1 PRODUCT UNIT PRICES. The per unit price for the 4,000 Compact-M Basic Unit products described in Exhibit A purchased by Magellan under Magellan's initial purchase order hereunder shall be $4,000. Additional units of the Compact-M Basic Units, and any optional items, ordered by Magellan hereunder shall be purchased under such price and delivery terms as are negotiated by the Parties in good faith at the time Magellan submits the purchase order for such Products. The Product prices will not in any event be greater than the lowest price OSN may charge other OEM customers for such Products. The Product prices are F.O.B. OSN-U.S. or the Manufacturing Site and do not include options. The prices include all required packing but exclude costs of insurance and shipping. These transportation costs will be charged separately to Magellan, if arranged by OSN at Magellan's request.

                  4.2 PURCHASE OF RELATED ITEMS. The purchase prices for Minutes and optional items as specified in Exhibit A or developed by OSN during the course of this Agreement, spare parts and Commercial Services will be as agreed between the parties and


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placed in an OSN quotation. The prices will not be greater than the lowest price
OSN may charge other OEM customers for such items.

                  4.3 INVOICES. Upon the earlier of (a) delivery of Products in accordance with the Delivery Schedule and related items ordered by Magellan hereunder, or (b) two days after the Products are ready for shipment F.O.B. OSN-U.S. or the Manufacturing Site in accordance with the Delivery Schedule, OSN will issue to Magellan invoices for such Products and items including charges incurred at Magellan's request for shipping and insurance. Magellan shall pay OSN the amount of the invoice, less any deductions for failed or damaged Products rejected by Magellan and returned to OSN, within thirty (30) days of the invoice. Payments made after 45 days from the date the invoice is sent will accrue interest at the rate of 1 1/2% per month on the overdue amount until paid.

         5.       DEVELOPMENT AND DELIVERY SCHEDULE

                  5.1      Development of Products.

                           (a)      Schedule.  The Parties have agreed on a
schedule for accomplishment of specific events in the development of a commercially marketable Compact-M Basic Unit, which is set forth in the "Milestone Schedule" attached as Exhibit C. The Parties agree to use best efforts to achieve the specific milestones established in the Milestone Schedule by the dates indicated therein for their accomplishment. However, it is understood that such specific dates are not absolute requirements and are target dates, provided that the party to accomplish a specific task is using best efforts to meet such date. OSN shall consult with Magellan on a regular basis regarding OSN's progress and accomplishments in pursuing achievement of each milestone in the Milestone Schedule.

                           (b)      Acceptance.  Magellan will examine and test
limited quantities of first article Production Release Product, as described in the Milestone Schedule on Exhibit C attached hereto, upon delivery to reasonably determine whether the same conforms to the Specifications. Within twenty (20) days of delivery, Magellan will: (i) accept the first article Production Release Products and so inform OSN in writing; or (ii) reject such Products and provide OSN with a written statement of the reasons for such rejection. Failure to reject the Product within such twenty (20) day period shall be deemed an acceptance thereof. OSN will promptly remedy any defects in the Product and redeliver such Product to Magellan within thirty (30) days after receipt of Magellan's rejection notice. Magellan shall, within twenty (20) days after such redelivery, accept or reject the redelivered Product as provided herein. If Magellan rejects the Product after the second attempt by OSN to remedy defects, Magellan may at its discretion agree to repeat such procedure further or may terminate this Agreement pursuant to Section 15.3 below.


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                           (c)      Failure to Develop.  If the Product fails to
meet the Specifications after the second redelivery of such Product under
Section 5.1(b), Magellan shall have the right to terminate this Agreement pursuant to Section 15.3 hereunder. Such termination shall be Magellan's sole and exclusive remedy for OSN's failure to develop the Product on a timely basis.

                  5.2 DEVIATION FROM SCHEDULE. The Parties agree that if a Party fails to achieve a particular milestone more than sixty (60) days after the date specified in the Milestone Schedule or the Delivery Schedule for accomplishing that milestone or delivery, then the other Party will have the right to re-negotiate the applicable terms of this Agreement or to terminate the Agreement under Section 15.3.

         6.       DELIVERY AND SHIPPING

         6.1 PRODUCT DELIVERY SCHEDULE. OSN agrees that it will use all reasonable efforts to ship the Products as specified in the Delivery Schedule attached as Exhibit B, as adjusted. Commencing on the date four months after the date of initiation of commercial production of Products hereunder, Magellan may adjust the Delivery Schedule with a Delivery Schedule Change Notification ("DSCN"), submitted in writing to OSN no more frequently than once every four months, which DSCN may change the Delivery Schedule for only Products scheduled for delivery more than three months after the DSCN is issued; provided, however, that the total quantity of Products scheduled for delivery within the first 24 months of the first production shipment of Products may not be less than four thousand (4,000) units, and the change in the total number of units to be shipped in any one month shall not exceed 50% of the amount previously scheduled unless agreed to in writing by OSN.

                  6.2 DELIVERY. OSN shall make delivery of ordered Products and related items F.O.B. at OSN-U.S. or the Manufacturing Site. Unless Magellan specifies that OSN arrange shipment of ordered Products and related items to a particular location, Magellan shall be responsible for arranging shipment of the ordered Products and items from OSN-U.S. or the Manufacturing
Site.

                  6.3 SHIPMENT BY OSN. If Magellan specifies a shipment location for ordered Products and items, OSN will arrange for the ordered Products and items to be shipped, according to Magellan's instructions as to carrier and insurance. In the absence of specific direction, OSN will ship by the best commercial means available as determined by OSN. All costs of such shipping and insurance will be prepaid by OSN and added to the invoice to Magellan.

                  6.4 PACKAGING. OSN will use reasonable commercial methods to prevent deterioration and damage during shipment, handling and storage, and to ensure safe arrival at the shipment destination specified by Magellan. Prior to commercial shipment


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of a Product to Magellan, OSN shall provide Magellan with samples of the packaging proposed to be used for the Products for Magellan's review and reasonable approval. OSN's prices include the cost of packaging and preparing the Products for shipment.

         7.        PRODUCT MARKING

                  7.1 MAGELLAN SPECIFICATIONS. OSN agrees that the exterior of the Products ordered by Magellan and the packaging therefor shall include and conform to the colors, labels, trademarks and logos specified by Magellan.

                  7.2 MAGELLAN TRADEMARKS. Magellan shall retain its ownership of all trademarks and other marks and logos it requires on the Products supplied by OSN hereunder, and no right or license to use such trademarks, marks or logos is granted OSN hereunder, except as needed to manufacture the Products supplied to Magellan.

                  7.3 PACKAGING. OSN shall mark and label all packaging and containers for the shipment and storage of Products in accordance with Magellan's instructions. Magellan agrees to provide OSN with camera-ready artwork for such packaging and labelling requirements within thirty (30) days of the Effective Date.

         8.       PRODUCT WARRANTY

                  8.1 GENERAL WARRANTY. OSN warrants that each Product shall conform to the Specifications for such Product and shall be free from defects in material and workmanship, for a period equal to the one (1) year from the date of shipment of such Product to the end-user (the "Warranty"). The Warranty shall extend to Magellan and all of its distributors and end-users of the Products. The Warranty shall specifically exclude any Products which have been subject to misuse, negligence or accident not caused by OSN or which has been repaired or altered by any one other then OSN or Magellan. The Warranty shall not and does not include any implied warranty of merchantability or fitness for a particular purpose. OSN shall not be liable hereunder for consequential or indirect damages whether or not occasioned by OSN's negligence and OSN neither assumes nor authorizes any person to assume for it any other liability in connection with the Products.

                  8.2 WARRANTY REPAIR. OSN shall promptly repair or replace, at its option and expense, Products that fail to comply with the Warranty in
Section 8.1, or alternately, shall pay Magellan its costs of remedying such non-compliance. The shipment of non-complying Products to OSN shall be at the customer's expense, and the return shipment of repaired or replacement Products by OSN under this Section shall be at OSN's expense.



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                  8.3 REPLACEMENT PRODUCTS.  Any Product replaced or repaired under the Warranty shall be covered by the Warranty until the later of: (a) the end of the original period of Warranty for the Product, or (b) 90 days from the date such Product is returned to Magellan or Magellan's customer.

                  8.4 MAGELLAN REPAIRS. The Parties anticipate that OSN shall perform most repair or replacement of Products under the Warranty. However, Magellan may elect to perform Warranty repair at a field site by a Magellan authorized service representative without invalidating OSN's Warranty. Warranty repair required as a result of fault or negligence of Magellan or its authorized representatives in performing such repair shall void the Warranty coverage with respect to the particular product.

         9.       SERVICE OF PRODUCT AFTER WARRANTY PERIOD

                  9.1 MAIL-IN SERVICE. OSN agrees to provide mail-in repair for Products after the Warranty period has expired for such Products. The cost of repair to a Product with a reproducible error or fault shall be a fixed tee of $1,250, unless otherwise changed by mutual agreement of the Parties. If OSN receives a Product outside of the Warranty for repair of an error or fault, and OSN cannot duplicate or reproduce the error or fault identified by the customer, OSN may charge such customer a mail-in test and evaluation fee of $500.

                  9.2 REPAIR WARRANTY. OSN warrants that paid repairs performed on a Product under Section 9.1 outside of the original warranty period shall conform to the Specifications for such Product and shall be free from defects in material and workmanship for a period of 90 days after delivery of the repaired Product to the customer.

                  9.3 PARTS REPAIR. OSN agrees to repair auxiliary items and spare parts for Products, not otherwise covered under Section 9.1, at a cost no greater than OSN's best OEM repair prices, which shall in any event not exceed 75% of the replacement price hereunder for such items or parts.

                  9.4 SHIPMENT FOR REPAIR. Magellan or the owner of the defective Product or part is responsible for shipping costs in both directions. Unless directed otherwise by Magellan, OSN upon receipt of a defective but repairable part shall immediately ship a replacement part if an identical part is in inventory. Otherwise, OSN will repair the defective part received and return the same. OSN shall use best efforts to assist Magellan to achieve a 48 hour or less repair turn around.

         10.      INDEMNIFICATION

                  10.1 PRODUCT LIABILITY. OSN agrees to protect, indemnify and hold Magellan harmless from and against all liability resulting from any and all claims by third parties for loss, illegal usages by OSN or any of its other customers,


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damages, costs, expenses (including reasonable attorney's fees and costs), fines or injury (including death) allegedly caused by or arising from or related to any Product, to the extent not caused by fault attributable to Magellan (including without limitation Magellan's breach of Section 2.4) and provided that OSN is notified by Magellan of all such claims within a reasonable period of time following Magellan's initial notification of such claims.
Notwithstanding the foregoing, no such claim shall be settled without the express written consent of Magellan, which consent shall not be unreasonably withheld, and provided that if the entire amount of such claim is covered by insurance then such claim may be settled without Magellan's consent.

                  10.2 INTELLECTUAL PROPERTY. OSN hereby represents that, to the best of OSN's knowledge, neither the performance by the Parties of their obligations nor the exercise of their rights under this Agreement shall infringe on any third party's intellectual property rights. OSN agrees to defend, indemnify and hold Magellan harmless from and against any and all damages, claims losses or liabilities, including without limitation, all attorneys' and other professional fees, resulting from such infringement. Notwithstanding the foregoing, OSN shall have no liability to Magellan under this Section 10.2 in the event any alleged breach hereunder is based on (i) the use of a Product in connection or combination with equipment, devices or software not supplied by OSN, or (ii) the alteration or modification of the Product, if such claim would have been avoided by the absence of such connection, combination, alteration or modification.

                  10.3 BY MAGELLAN. Magellan agrees to protect, indemnify and hold OSN harmless from and against all liability resulting from any and all claims by third parties for loss, damages, costs, expenses (including reasonable attorney's fees and costs) or injury (including death) allegedly caused by or arising from or related to any Product, to the extent not caused by fault attributable to OSN and provided that Magellan is notified by OSN of all such claims within a reasonable period of time following OSN's initial notification of such claims. Notwithstanding the foregoing, no such claim shall be settled without the express written consent of OSN, which consent shall not be unreasonably withheld, and provided that if the entire amount of such claim is covered by insurance, then such claim may be settled without OSN's consent.

                  10.4 INSURANCE. OSN shall obtain and carry in full force and effect, from and after the date it first delivers Products to Magellan, appropriate commercial general liability insurance (including product liability coverage with respect to its Products) in the amount of at least $10 million in coverage, which insurance shall name Magellan as an additional insured in any such policy of insurance. OSN shall provide Magellan a copy of the insurance certificate evidencing the existence of such insurance policy. Additional insured status shall be limited to all liability resulting from any and all claims by third parties


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for loss, damages, costs, expenses (including reasonable attorney's fees and costs), or injury (including death) allegedly caused by or arising from or related to any Product, to the extent not caused by fault attributable to Magellan (including without limitation Magellan's breach of Section 2.4).

         11.      PRODUCT CHANGES

                  11.1 OSN may make changes to the Products, provided that such changes result in performance and functionality of such Products that is at least equivalent or superior to the performance and functionality of the Products prior to such changes, and provided further that OSN may not make changes that affect the external appearance of the Product without Magellan's prior written consent. Any such changes shall be at no additional cost to Magellan.

                  11.2 OSN will keep the subject Products current, via updates supplied to Magellan and/or its customers (at Magellan's direction) at no additional charge, with any and all Inmarsat software change notices that are mandatory for proper system operation.

                  11.3 Software changes that add optional system features, not in the original Specification for the Products, will be provided upon mutual agreement at OSN's best OEM firmware price.

                  11.4 OSN shall not make changes which will lessen the Product's original specifications, delete features, interfere with the functional characteristics, degrade product performance, change the external appearance, or change external physical interfaces without prior approval from Magellan. If it is determined that the modifications or alternations will not impact the customers of the Products, Magellan will authorize such changes.

                  11.5 OSN agrees to offer to Magellan the right of first refusal to obtain the distribution rights (including exclusive marketing rights) to any Other Products that OSN may develop.

                  11.6 Magellan agrees to offer to OSN the right of first refusal to supply to Magellan any other Inmarsat products (other than Products) prior to Magellan offering for sale any such other Inmarsat products.

                  11.7 In the event that, prior to completion of delivery of all 4,000 units of the Compact-M Basic Unit pursuant to Magellan's initial purchase order hereunder, a future Inmarsat service or product, including without limitation a Mini-M service or product, is introduced that is directly competitive with the Products and is marketed at a significantly lower price than the Compact-M Product, then Magellan and OSN shall cooperate in good faith in the development of a modified version of the Compact-M Product or a new terminal, and shall discuss in good faith such


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other reasonable and appropriate actions, including without limitations modifications to the terms of this Agreement, to address and resolve the affects on the respective parties caused by the marketing of such competitive product or service.

         12.      PRODUCT TRAINING

                  OSN shall provide a one-time training course at Magellan's facility in installation, usage and maintenance of the Products. The training course duration is anticipated to take less than one week and formal presentation material is not required. At such training, OSN shall provide Magellan with all manuals, documentation, engineering drawings, and other materials necessary for Magellan to develop and provide technical sales and service and maintenance support. All such materials provided to Magellan hereunder shall be deemed "Confidential Information" of OSN under Article 13, subject to the exclusions therein. OSN will be responsible for the expenses of its personnel attending the training course.

         13.      CONFIDENTIAL INFORMATION

                  13.1 INFORMATION RECEIVED. Each party shall maintain in confidence and not disclose or use except as permitted in this Agreement any of the other party's proprietary and confidential technical, business, financial, product, marketing and other information which it receives under this Agreement ("Confidential Information").

                  13.2 EXCEPTIONS. Section 13.1 shall not apply to, and the receiving party shall have no obligation with respect to, any information which the receiving party can demonstrate:

                           (a) is or becomes public knowledge through no
wrongful act of the receiving party,

                           (b) is already known to the receiving party and
not subject to an obligation of non-disclosure,

                           (c) is rightfully obtained by the receiving party
from any third party without restriction on disclosure and without breach of any obligation owed to the disclosing party,

                           (d) is disclosed pursuant to a lawful requirement
of a governmental agency, or

                           (e) is approved for release by written
authorization of the disclosing, party.

                  13.3 SURVIVAL. The obligations of the parties arising under this Article 13 shall survive for a period of three (3) years following the term or any termination of this Agreement.




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         14.      PRODUCT PROTECTION

                  Magellan undertakes to preserve in all respects for the benefit of OSN the design of the Products together with such drawings, tools, patents, and know-how as may be made available by OSN to Magellan for the performance of this Agreement. Furthermore, Magellan will not copy, reproduce or release to any third party whatsoever particulars of the design and specification of the Products to this Agreement without OSN's prior written permission, except in so far as may be necessary to instruct and enable Magellan's customers in the ordinary course of Magellan's business, and except as permitted under Section 15.5. During the term of this Agreement, Magellan shall not sell, distribute, or promote either directly or indirectly, nor as a principal, shareholder, officer, director, employee, agent, partner or otherwise, any product the same or similar in performance to the Products or any products directly competitive with any Products.

         15.      TERM AND TERMINATION

                  15.1 TERM. Unless terminated as provided below, this Agreement shall be in effect perpetually.

                  15.2 TERMINATION WITHOUT CAUSE. This Agreement can be terminated by either party, without specifying any reason, by giving at least six (6) months notice in writing to the other party. In case of termination hereunder by OSN, OSN agrees to fulfill completely according to the terms and conditions of this Agreement, any outstanding orders or orders placed by Magellan within 45 days after such notice, any remaining commitments resulting from previous orders, and all Products required to be delivered under the Delivery Schedule prior to the effective date of such termination, and Magellan shall be released from purchasing any additional Products under the initial purchase order except for these Products specified to be delivered under the Delivery Schedule prior to the effective date of such termination. In case of termination hereunder by Magellan, Magellan guarantees that it shall complete the purchase of all Products scheduled to be delivered by OSN under any irrevocable purchase order hereunder.

                  15.3 TERMINATION FOR BREACH. Either party may terminate this Agreement upon written notice to the other party, if the other party has committed a material breach or default under the Agreement, which breach or default remains uncured 30 days after receiving written notice from the non-breaching party specifying such breach. Without limiting the generality of the foregoing, failure of OSN to supply the Compact-M Product conforming to the Specifications for such Product, within the time frame set forth in the Delivery Schedule, shall constitute a material breach, subject to sections 5.2 and 6.1.

                  15.4 BANKRUPTCY. Either party may terminate this Agreement upon written notice if the other party becomes


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bankrupt, insolvent, or unable to pay its debts when due, or suffers the appointment of a trustee, custodian or receiver for it or a substantial portion of its assets, or shall commence, or have commenced against it, any proceeding under any bankruptcy, reorganization, dissolution, adjustment of debt, or liquidation law or statute, or shall make an assignment for the benefit of creditors.

                  15.5 CONSEQUENCES OF TERMINATION. In the event Magellan terminates the Agreement under sections 15.3 or 15.4, Magellan shall have the right to use all information in the possession or control of OSN to obtain the continued supply of Products. Articles 8, 9, 10, 13, 15, and 16 shall survive the termination of this Agreement for any reason.

         16.      MISCELLANEOUS RIGHTS AND DUTIES

                  16.1 NO ASSIGNMENT. Neither this Agreement nor any right or obligation hereunder may be assigned or delegated by either party without the prior written consent of the other party, and any attempted assignment or delegation not in conformity with this Section 16.1 shall be null and void.

                  16.2 SUCCESSOR. Notwithstanding anything in this Agreement to the contrary, this Agreement with all rights and obligations hereunder shall be binding upon and inure to the benefit of any successor to which either party directly or indirectly transfers all or substantially all of its business and assets pertaining to the Product, whether by merger, sale of assets, sale of stock or otherwise. The party making such a transfer shall assign this Agreement and the rights and obligations hereunder and obtain from the assignee, in a form satisfactory to counsel for the other party, an acceptance of such assignment and an assumption of all of the assignor party's obligations under this Agreement.



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                  16.3     NOTICES AND COMMUNICATIONS.

                  Except as otherwise specifically provided herein, notices and other communications by a party under this Agreement shall be deemed given the next business day after the date when sent via Federal Express or some other nationally recognized courier service, addressed as follows or as from time to time otherwise directed in writing by either party:

                  To Magellan:     Magellan Corporation
                                   960 Overland Court
                                   San Dimas, California 91773

                  To OSN:          O'Gara Satellite Networks
                                   1 Brandywine Drive
                                   Deer Park, New York 11729

                  16.4 EXCUSED PERFORMANCE. Neither Party shall be liable for damages because of delays in or failure of performance required under this Agreement when such delay or failure is due to acts of God, acts of civil or military authority, fire, flood, strikes, war, epidemics, shortage of power, or other cause beyond such party's reasonable control and without its fault or negligence, provided that such party (a) uses best efforts to promptly notify the other in advance of conditions which will result in any such delay in or failure of performance, (b) uses best efforts to avoid or remove such conditions, and (c) immediately continues performance whenever such conditions are removed.

                  16.5 INTEGRATION. This Agreement and the Exhibits annexed hereto is intended to be the sole and complete statement of the obligations of the parties. It supersedes any other agreement or understanding (including without limitation the LOI, which is terminated), whether written or oral, that may have been made or entered into with regard to the subject matter hereof by OSN or Magellan.

                  16.6 MODIFICATION. This Agreement may not be altered, amended or modified except by formal agreement in writing signed by duly authorized representatives of both Parties. Purchase orders, purchaser order acknowledgments, acceptance forms, and other printed documents, to the extent they deviate from the terms of this Agreement, shall not constitute an alteration, amendment or modification, unless such specific terms are acknowledged and accepted in a writing signed by both Parties.

                  16.7 WAIVER OR DELAY. Any waiver or delay in the exercise by either party hereto of its right to terminate hereunder or to enforce any provision of this Agreement for any breach by the other party shall not prejudice such party's right of termination or enforcement for any further, continuing or other breach by the other party.

                  16.8 SEVERABILITY. In the event that any provision contained in this Agreement should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any jurisdiction where enforcement is sought, such invalidity or unenforceability shall not affect any other provision of this Agreement and this Agreement shall be construed as if such invalid or unenforceable provision had not been contained herein.

                  16.9 GOVERNING LAW. This Agreement shall be interpreted and construed, and the legal regulations created herein shall be determined, in accordance with the laws of the State of California, without regard to principles of conflict of laws. The parties consent to jurisdiction and venue for any litigation, arbitration or other proceeding arising out of this Agreement or the subject matter hereof in the courts or other appropriate venue in the County of Los Angeles, California.

                  16.10 HEADINGS. The Article and Paragraph headings within this Agreement are for convenience only and shall neither be considered a part of, nor affect the construction or interpretation of, any provision of this Agreement.

                  16.11 COMPLIANCE WITH LAWS. Each party shall, in the performance of this Agreement, fully comply with all applicable federal, state, local and other governmental laws and regulations, including laws governing the import and export of goods.

                  16.12 REPRESENTATIONS. OSN and Magellan represent and warrant to each other that each has the right and power to enter into this Agreement.

                  16.13 RELATIONSHIP OF PARTIES. The relationship of OSN and Magellan as established under this Agreement shall be and at all times remain one of independent contractors, and neither party shall at any time or in any way represent itself as being a dealer, agent, franchisee or other representative of the other party or as having authority to assume or create obligations or otherwise act in any manner on behalf of the other party.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

O'GARA SATELLITE NETWORKS, LTD.              MAGELLAN CORPORATION


/s/ Thomas M. O'Gara                         /s/ Randy D. Hoffman
- -----------------------------                ------------------------------
Signature                                    Signature


Thomas M. O'Gara                             Randy D. Hoffman
- -----------------------------                ------------------------------
Name                                         Name


Chairman of Board      6/2/95                President               6/2/95
- -----------------------------                ------------------------------
Title                  Date                  Title                   Date

CONFIDENTIAL                                                        June 2, 1995


                                    EXHIBIT A

                               COMPACT-M PRODUCTS

Compact-M Product Description
- -----------------------------

The Compact-M Inmarsat-M terminal is a portable satellite communications terminal which allows the user access to the Inmarsat-M voice service and optionally fax, data, and a secure STU III mode available at select Land Earth Stations. The equipment comprises a basic unit plus options. The basic unit is being purchased as the Initial Order, section 3.2 of the Agreement, at the unit price defined by Product Unit Prices in section 4.1 of the Agreement.

The basic unit provides voice telephone service and operates with a user supplied 12 Volt DC source (typically found in a vehicle). The basic unit includes a transceiver unit, a telephone handset, instructions, compass, and a 12VDC power cord, in a soft carrying case. The transceiver unit contains the system electronics modules packaged in a housing made of plastic and die-cast aluminum and includes a unique folding antenna design.

Fax, data communications, and secure mode (depends on Land Earth Station availability), will be available by optional software upgrades. Power supply options will include an AC/DC converter and a rechargeable battery pack which allows the unit to be operated off AC mains power or its optional battery pack.

An optional soft case designed to hold the basic unit (including carrying case) will accommodate the power supply options. Other case options will include a hard transit case to replace the soft case and a hard transit case designed to contain the basic unit, power supply options and with room for other peripherals such as a notebook computer, fax machine and cellular phone. The hard transit cases will be designed to be transported as checked airline baggage.

The transceiver will incorporate a smart card reader. This system will permit the unit to be sold with a quantity of pre-paid Minutes and thus permit the user to arrange to pre-pay for communications services via the terminal.

Compact-M Basic Unit Specifications (initially ordered and priced in Section
- ----------------------------------------------------------------------------
3.2., and 4.1, respectively, of the Agreement)
- ----------------------------------------------

Physical Characteristics:
- -------------------------

         Assembly:                      Plastic Housing with internal
                                        die-cast aluminum RF module.

Packaging:                          Generally shaped as a lap-top
                                    personal computer.  Unique folding
                                    antenna design with a hinge device
                                    that keeps the antenna tilted in
                                    any angle position.

Size:                               6.8" x 11.3" x 2.8": +/- 0.20" for
                                    each dimension; not including
                                    accessories or options.

Weight:                             6 lbs (approximate; not including
                                    accessories or options)

Operating Temperature:              -25(degree)C to +55(degree)C

Electrical Characteristics:
- ---------------------------

         Specification:             Meets Inmarsat-M SDM for Portable
                                    MES.

         Power Input:               10 to 16 VDC

         Power Consumption:         85 Watts Transmit, 25 Watts Receive
                                    (estimate)

         Antenna Gain:              15.5 dB

         G/T:                       -12 dB/K

Functional Characteristics:
- ---------------------------

         Voice:                     6.4 kbps digital

         External Interfaces:       Voice (RJ11), Fax (RJ11), Data Port
                                    (RS-232: 9-pin)

         Compact-M Accessories:     12 VDC Power Cord
                                    DTMF 2-wire handset
                                    Soft Carrying Case

         Smart Card System:         Provides method of distributing
                                    pre-paid "minutes (to be defined).

Manufacturing Standards:
- ------------------------

The Compact-M Basic Unit will be manufactured in accordance with an ISO 9000, or equivalent, manufacturing/quality assurance plan and will meet normally accepted commercial standards for quality of finishes, parts assembly and tolerances, printed wiring board assembly and soldering, and general external appearance.

OPTIONAL ITEMS (NOT INCLUDED IN THE INITIAL ORDER OF SECTION 3.2
- ----------------------------------------------------------------
OF THE AGREEMENT)
- -----------------

These options will be ordered as per section 3.3, Order of Related Items, and priced as per section 4.2, Purchase of Related Items. The specifications and configurations will be subject to change and agreed to by the Parties. The delivery and milestone schedule will be determined by the Parties and placed in to subsequent OSN quotations and Magellan purchase orders.

Software:
- ---------

         Fax:                 2.4 kbps

         Data:                9.4 kbps

         Secure:              2.4 kbps STU III

Compact-M Accessories:        AC/DC Power Converter
- ---------------------         Rechargeable Battery Pack (to be defined
                              - charger may be integral with AC/DC
                              Power Converter)
Compact-M Cases:
- ---------------
         Soft Case:           Houses basic unit, power supply options
         ---------
         Hard Cases:          Transit case containing all items
         ----------           contained in soft case.  An additional
                              transit case will also contain room for
                              peripherals such as notebook computer,
                              fax, cellular phone.

Smart Cards:                  TBD along with Subscription Service for
- -----------                   additional minutes.

Mini-M Upgrade:               Return to factory upgrade that will be
- --------------               available when Inmarsat has world-wide
                              service via its third generation
                              spot-beam satellites.

                                    EXHIBIT B

                                DELIVERY SCHEDULE
                              Compact-M Basic Unit



===============================================================================
          QUANTITY                                DELIVERY*
- -------------------------------------------------------------------------------
       First Article                            Sep. 11, 1995
- -------------------------------------------------------------------------------
  10 (Initial Production)            one (1) month following Acceptance
- -------------------------------------------------------------------------------
             55                      two (2) months following Acceptance
- -------------------------------------------------------------------------------
             85                     three (3) months following Acceptance
- -------------------------------------------------------------------------------
            110                     four (4) months following Acceptance
- -------------------------------------------------------------------------------
            140                     five (5) months following Acceptance
- -------------------------------------------------------------------------------
            200                      six (6) months following Acceptance
- -------------------------------------------------------------------------------
            200                     seven (7) months following Acceptance
- -------------------------------------------------------------------------------
            200                     eight (8) months following Acceptance
- -------------------------------------------------------------------------------
            200                     nine (9) months following Acceptance
- -------------------------------------------------------------------------------
            200                     ten (10) months following Acceptance
- -------------------------------------------------------------------------------
            200                    eleven (11) months following Acceptance
- -------------------------------------------------------------------------------
            200                    twelve (12) months following Acceptance
- -------------------------------------------------------------------------------
            200                   thirteen (13) months following Acceptance
- -------------------------------------------------------------------------------
            200                   fourteen (14) months following Acceptance
- -------------------------------------------------------------------------------
            200                   fifteen (15) months following Acceptance
- -------------------------------------------------------------------------------
            200                   sixteen (16) months following Acceptance
- -------------------------------------------------------------------------------
            200                  seventeen (17) months following Acceptance
- -------------------------------------------------------------------------------
            200                   eighteen (18) months following Acceptance
- -------------------------------------------------------------------------------
            200                   nineteen (19) months following Acceptance
- -------------------------------------------------------------------------------
            200                    twenty (20) months following Acceptance
- -------------------------------------------------------------------------------
            200                  twenty one (21) months following Acceptance
- -------------------------------------------------------------------------------
            200                  twenty two (22) months following Acceptance
- -------------------------------------------------------------------------------
            200                 twenty three (23) months following Acceptance
===============================------------------------------------------------
            4000
===============================================================================

*        Acceptance is defined in Section 5.1 (b) of the Agreement and Exhibit
         C. For example, if Acceptance is given by September 30, 1995 then initial Production is October 31.

                                    EXHIBIT C

                               MILESTONE SCHEDULE
                              Compact-M Basic Unit

ACTIVITY                                                            DATE DUE

Signed Letter of Intent (LOI)                                         10 Mar
Draft OEM Agreement                                                   20 Mar
Demonstrate Mock-up (model with electronics)                          14 Apr
Final Compact-M Dimensions                                            01 May
Execute Agreement                                                     02 Jun
Demonstrate Prototype                                                 14 Jun
Purchase Order (Magellan)                                             21 Jun
Joint Press Release                                                   22 Jun
Camera Ready Artwork for Product Marking (Magellan)                   01 Jul
Marketing Plan (Magellan)                                             14 Jul
Type Approval                                                         05 Sep
First Article Delivery                                       20 Aug - 11 Sep
Initial Production                                                      *


Production will begin thirty (30) days after acceptance by Magellan of the First
Article in accordance with Section 5.1(b) of the Agreement.

                                    EXHIBIT D

                               RESTRICTED MARKETS


LIST A COUNTRIES *                          LIST B COUNTRIES **


Yemen                                       Egypt
United Arab Emirates                        Saudi Arabia
Qatar                                       Oman
Bahrain                                     Syria
Kuwait                                      Morocco
Iraq                                        Taiwan
Jordan                                      US Military
Israel
Lebanon
Turkey


* Non-exclusive
** Restricted without written consent from OSN

                               LETTER OF AGREEMENT
                               -------------------

This letter of agreement is an addendum to the "OEM Supply Agreement" ("Agreement") signed between O'Gara Satellite Networks, Ltd. ("OSN") and Magellan Corporation ("Magellan") collectively referred to as the "Parties".

In connection with the sale of the Compact-M Products, which are the subject of the Agreement, the Parties agree to collaborate to develop the form of contract to be used with end users and to ensure that an appropriate notice is provided to customers with the product notifying them of their responsibility to obtain all necessary governmental or other licenses to operate the equipment.

Dated June 2nd, 1995

Signed on behalf of:

O'Gara Satellite Networks, Ltd.       Magellan Corporation



/s/ Thomas M. O'Gara                   /s/ Randy D. Hoffman
- ------------------------------         --------------------------------
Signature                              Signature


Thomas M. O'Gara                       Randy D. Hoffman
- ------------------------------         --------------------------------
Name                                   Name


Chairman of the Board   6/2/95         President                 6/2/95
- ------------------------------         --------------------------------
Title                     Date         Title                       Date